State of Delaware Secretary of State Division of Corporations Delivered 02 :34 PM 03/10/2022 FILED 02:34 PM03/10/2022 SR 20220955287 - FIle Number 903055 CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF AIR T,INC. The undersigned authorized officer of Air T, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), hereby certifies as follows effective as ofAugust 18, 2021: FIRST: The name of the Corporation is: Air T, Inc. SECOND: The stockholders and board of directors of the Corporation properly adopted and approved the following amendment to the Certificate of Incorporation of the Company (the "Certificate") in accordance with the provisions of Section 242 of the DGCL. THIRD: Paragraph (b) ofArticle 4 of the Certificate shall be amended and restated in its entirety and shall read as follows: "(b) The total number of shares of undesignated preferred stock that the corporation shall have authority to issue is two million (2,000,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to Two Million Dollars ($2,000,000) in one or more series, with such voting powers, designations, preferences and relative, participating, optional or other special resolution or resolutions providing for the creation and issuance of any such series adopted by the board of directors prior to the issuance of any shares of such series, pursuant to authority expressly vested in the board." FOURTH: All other provisions ofthe Certificate shall remain unchanged and shall continue in full force and effect. [Signature Page to Follow.]

INWITNESS WHEREOF, the Corporation has caused this Certificate ofAmendment to the Certificate of Incorporation to be executed by the undersigned authorized officer effective as of the date first set forth above. AIR T,INC. Mark Jundt General Counsel and Corporate Secretary 22131615v2 SIGNATURE PAGE TO CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF AIRT, INC.